UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2009
ORION ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	01-33887	39-1847269

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2210 Woodland Drive, Manitowoc, WI 54220

(Address of principal executive offices, including zip code)
(920) 892-9340

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     At its annual meeting held on October 28, 2009, the Board of Directors (the “Board”) of Orion Energy Systems, Inc. (the “Company”) took the following actions, which were effective immediately:
     Appointment of Chairman of the Board
     The Board appointed Neal R. Verfuerth, the Company’s current Chief Executive Officer and a current director of the Company, as Chairman of the Board, succeeding Thomas A. Quadracci in that position. Mr. Quadracci remains a director of the Company. Mr. Verfuerth will receive no additional compensation for serving as Chairman.
     Appointment of Lead Independent Director
     The Board appointed Mark C. Williamson, currently an independent director of the Company, to the newly-created position of Lead Independent Director. Mr. Williamson will receive no additional compensation for serving as Lead Independent Director.
     Assignment of Committee Memberships
     The Board made assignments to its standing committees, following which the composition of the committees was as follows:
     Audit and Finance Committee
•	Michael W. Altschaefl (chair)

•	Mr. Quadracci

•	Mr. Williamson
     Compensation Committee
•	Mr. Williamson (chair)

•	Mr. Quadracci

•	Roland G. Stephenson
     Nominating and Corporate Governance Committee
•	Mr. Quadracci (chair)

•	Mr. Altschaefl

•	Mr. Stephenson

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.
Date: November 3, 2009	By:	/s/ Scott R. Jensen
Scott R. Jensen
Chief Financial Officer